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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the JDS Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan and 1999 Canadian Employee Stock Purchase Plan of our report dated July 24, 2000, with respect to the consolidated financial statements and schedule of JDS Uniphase Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP

San Jose, California
November 16, 2000